6705 Rockledge Drive, Suite 900

Bethesda, MD 20817-1850

(301) 581-0600

Contact:	Shawn M. Guertin

Chief Financial Officer

(301) 581-5701

Drew Asher

Senior Vice President, Corporate Finance

(301) 581-5717

Coventry Health Care Reports Record Third Quarter Earnings of $1.08 per Diluted Share

_____________________________________

Announces 2008 Guidance

Bethesda, Maryland (October 26, 2007) — Coventry Health Care, Inc. (NYSE: CVH) today reported operating results for the quarter ended September 30, 2007. Operating revenues totaled $2.52 billion for the quarter with net earnings of $168.7 million, or $1.08 per diluted share.

The Company is expecting diluted earnings per share of $1.17 to $1.18 for the fourth quarter, resulting in a 2007 full year diluted GAAP earnings per share range of $3.97 to $3.98, an increase of approximately 15% over the prior year. Additionally, the Company is projecting 2008 full year diluted GAAP earnings per share of $4.42 to $4.58, an increase of 11% to 15% over 2007 expectations.

“I am pleased to present another quarter of impressive top and bottom line growth from our well-diversified portfolio of businesses,” said Dale B. Wolf, chief executive officer of Coventry. “Seeking and seizing organic and acquisition opportunities should enable Coventry to grow operating revenue by more than 25% in 2007 and approaching 30% in 2008. This positions us well for another year of steady and reliable earnings growth in 2008.”

Third Quarter Highlights

•	Revenues up 32.1% from the prior year quarter
•	GAAP diluted EPS up 17.4% from the prior year quarter
•	Commercial group risk organic enrollment growth of 15,000 members
•	Completed acquisition of certain group health insurance businesses from Mutual of Omaha on July 1, 2007
•	Completed acquisition of Florida Health Plan Administrators, LLC, owner of Vista Healthplans, on September 10, 2007
•	Expanded capacity and improved financing terms of the Company’s revolving credit facility
•	Placed $400.0 million of 7-year senior notes at a coupon rate of 6.30%
•	Successfully renewed participation in the Medicare Part D program resulting in an expected net membership gain in 2008
•

Year-to-date GAAP cash flows from operations were $853.3 million, or 193% of net income. For the quarter, cash flows from operations as adjusted for the timing of Medicare-related payments were 258% of net income. To provide further detail regarding the timing of Medicare-related payments, a cash flow reconciliation is presented on page 7.

Commercial Business Division Highlights

•

Membership. As of September 30, 2007, total divisional membership was 3.10 million, representing an increase of 370,000 members over the prior quarter. Included in this total were 1.57 million commercial group risk members, an increase of 183,000 members from the prior quarter comprised of organic growth of 15,000 members and acquisition growth of 168,000 members.

•

Health Plan Commercial Group Premium Yield & Medical Loss Ratio (MLR)(1). For the nine months ending September 30, 2007, commercial premium yields increased 4.9% over the same prior year period. Including the impact of acquisitions, health plan commercial group risk MLR was 78.8% in the third quarter and 78.3% year-to-date. Prior year-to-date MLR was 77.9% through September 30, 2006. On a same-store basis (i.e. before the impact of 2007 acquisitions), the Company expects health plan commercial group risk MLR to be approximately flat for full year 2008 as compared to full year 2007.

Individual Consumer & Government Business Division Highlights

•

Membership. As of September 30, 2007, Medicare membership exceeded 1.0 million. Total divisional membership was 1.57 million, representing an increase of 215,000 over the prior quarter. This was driven by organic growth of 45,000 Medicare Advantage members, 17,000 Medicare Part D members, and 11,000 Individual members. 144,000 members were acquired from the Vista transaction including 84,000 Medicaid/Healthy Kids, 32,000 Individual, and 28,000 Medicare Advantage members.

•

Medical Loss Ratio (MLR). Medicare Advantage MLR of 80.7% for third quarter 2007 improved 50 basis points over the prior year quarter. Medicare Part D MLR of 66.7% for third quarter 2007 remains on track to outperform the prior year.

Specialty Business Division Highlights

•	Revenue for the quarter was $156.8 million, representing the combined Coventry workers’ compensation services businesses.

•	The workers’ compensation services businesses continued to show strong results with the integration on track and an expectation for more than $700 million of revenue in 2008.

.

(1)	“Health Plan Commercial Group” data excludes Individual business (under 65 years of age).

Consolidated Guidance Details

Q4 2007 Guidance

•	Total revenues of $2.65 billion to $2.75 billion
•	Earnings per share (EPS) on a diluted basis of $1.17 to $1.18

2008 Full Year Guidance

•	Risk revenues of $11.1 billion to $11.6 billion
•	Management services revenues of $1.31 billion to $1.37 billion
•	Consolidated revenues of $12.41 billion to $12.97 billion
•	Consolidated MLR% of 80.0% to 80.5%
•	Cost of sales expense of $150.0 million to $170.0 million
o	Cost of sales primarily represents pharmacy ingredient costs for the workers’ compensation services PBM
•	Selling, general, and administrative expenses (SG&A) of $2.17 billion to $2.24 billion
•	Depreciation and amortization expense of $158.0 million to $168.0 million
•	Investment income of $135.0 million to $155.0 million
•	Interest expense of $96.0 million to $102.0 million
•	Tax rate of 36.7% to 37.3%
•	Diluted share count of 151.0 million to 157.0 million shares
•	GAAP earnings per share (EPS) on a diluted basis of $4.42 to $4.58
o	Up 11% to 15% over 2007 projected GAAP EPS of $3.97 to $3.98

Mr. Wolf will host a conference call at 8:30 a.m. ET on Friday, October 26, 2007. To listen to the call, dial toll-free at (888) 202-2422 or, for international callers, (913) 981-5592. Callers will be asked to identify themselves and their affiliations. The conference call will also be broadcast from Coventry’s Investor Relations website at www.cvty.com. Coventry asks participants on both the call and webcast to review and be familiar with its filings with the Securities and Exchange Commission (SEC). A replay of the call will be available for one week at (888) 203-1112 or, for international callers, (719) 457-0820. The access code is 7486858.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are defined as statements that are not historical facts and include those statements relating to future events or future financial performance. Actual performance may be significantly impacted by certain risks and uncertainties, including those described in Coventry’s Annual Report on Form 10-K for the year ended December 31, 2006 and Coventry’s Form 10-Q for the quarter ended June 30, 2007. Coventry undertakes no obligation to update or revise any forward-looking statements.

Coventry Health Care (www.cvty.com ) is a diversified national managed healthcare company based in Bethesda, Maryland, operating health plans, insurance companies, network rental and workers’ compensation services companies. Through its Commercial Business, Individual Consumer & Government Business, and Specialty Business divisions, Coventry provides a full range of risk and fee-based managed care products and services to a broad cross section of individuals, employer and government-funded groups, government agencies, and other insurance carriers and administrators.

COVENTRY HEALTH CARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

(unaudited)

	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Operating revenues:
Managed care premiums	$ 2,202,220	$ 1,695,952	$ 6,241,585	$ 5,133,411
Management services	320,428	213,184	850,052	659,351
Total operating revenues	2,522,648	1,909,136	7,091,637	5,792,762

Operating expenses:
Medical costs	1,739,620	1,333,846	5,001,598	4,111,296
Cost of sales	30,198	-	57,807	-
Selling, general, administrative	470,894	322,649	1,283,223	984,167
Depreciation and amortization	36,068	28,360	100,025	83,710
Total operating expenses	2,276,780	1,684,855	6,442,653	5,179,173

Operating earnings	245,868	224,281	648,984	613,589
Operating earnings percentage of total revenues	9.7%	11.7%	9.2%	10.6%

Interest expense	19,182	13,156	56,021	39,321
Other income, net	38,294	27,576	106,893	74,652

Earnings before income taxes	264,980	238,701	699,856	648,920

Provision for income taxes	96,264	91,184	258,097	244,969
Net earnings	$ 168,716	$ 147,517	$ 441,759	$ 403,951

Net earnings per share, basic	$ 1.10	$ 0.93	$ 2.84	$ 2.54
Net earnings per share, diluted	$ 1.08	$ 0.92	$ 2.80	$ 2.50

Weighted average shares outstanding, basic	153,825	157,891	155,305	158,760
Weighted average shares outstanding, diluted	156,031	160,436	157,828	161,699

COVENTRY HEALTH CARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	September 30,	June 30,	December 31,
	2007	2007	2006
	(unaudited)	(unaudited)
Assets:

Current assets:
Cash and cash equivalents	$1,725,336	$1,685,133	$1,370,836
Short-term investments	143,101	102,070	292,392
Accounts receivable, net	274,493	239,794	209,180
Other receivables, net	280,575	273,672	164,829
Other current assets	130,501	148,437	97,145
Total current assets	2,554,006	2,449,106	2,134,382

Long-term investments	1,338,612	1,191,031	1,130,572
Property and equipment, net	316,973	309,019	315,105
Goodwill	2,564,214	1,918,423	1,620,272
Other intangible assets, net	607,394	454,046	388,400
Other long-term assets	91,957	89,451	76,376
Total assets	$7,473,156	$6,411,076	$5,665,107

Liabilities and Stockholders’ Equity:

Current liabilities:
Medical liabilities	$1,629,328	$1,429,785	$1,121,151
Accounts payable and accrued liabilities	547,551	406,727	460,489
Deferred revenue	102,937	340,350	60,349
Current portion of long-term debt	-	10,000	10,000
Total current liabilities	2,279,816	2,186,862	1,651,989

Long-term debt	1,661,924	968,563	750,500
Other long-term liabilities	385,089	325,289	309,616
Total liabilities	4,326,829	3,480,714	2,712,105

Stockholders’ equity	3,146,327	2,930,362	2,953,002

Total liabilities and stockholders’ equity	$7,473,156	$6,411,076	$5,665,107

COVENTRY HEALTH CARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	Quarter Ended	Nine Months Ended
	September 30, 2007	September 30, 2007
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net earnings	$168,716	$441,759
Adjustments to earnings:
Depreciation and amortization	36,068	100,025
Amortization of stock compensation	16,866	48,407
Changes in assets and liabilities:
Accounts receivable, net	(22,781)	(8,859)
Medical liabilities	59,533	364,283
Accounts payable and other accrued liabilities	85,136	(36,335)
Deferred revenue	(272,225)	7,747
Other operating activities	51,794	(63,763)
Net cash flows from operating activities	123,107	853,264

Cash flows from investing activities:
Capital expenditures, net	(17,850)	(31,080)
Proceeds from investments, net of purchases	13,745	133,412
Payments for acquisitions, net of cash acquired	(780,463)	(1,191,775)
Net cash flows from investing activities	(784,568)	(1,089,443)

Cash flows from financing activities:
Proceeds from issuance of stock	15,604	46,820
Payments for repurchase of stock	(40)	(379,502)
Proceeds from issuance of debt, net	759,861	1,153,917
Excess tax benefit from stock compensation	6,239	29,944
Payments for retirement of debt	(80,000)	(260,500)
Net cash flows from financing activities	701,664	590,679

Net change in cash and cash equivalents for current period	40,203	354,500
Cash and cash equivalents at beginning of period	1,685,133	1,370,836
Cash and cash equivalents at end of period	$1,725,336	$1,725,336

Cash and Investments:
Cash and cash equivalents	$1,725,336	$1,725,336
Short-term investments	143,101	143,101
Long-term investments	1,338,612	1,338,612
Total cash and investments	$3,207,049	$3,207,049

COVENTRY HEALTH CARE, INC.

RECONCILIATION OF OPERATING CASH FLOWS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2007

(Amounts in thousands, unaudited)

	Stand-Alone Medicare Part D	All Other Operations	Consolidated As Reported
GAAP net cash flows from operating activities	($24,263)	$147,370	$123,107
GAAP cash flows as a percentage of net earnings	N/A	100%	73%

Add:
July CMS premium payment received in Q2	$66,194	$198,104	$264,298
July reinsurance payment received in Q2	$14,375	$146	$14,521
July low-income subsidy payment received in Q2	$32,513	$445	$32,958

Adjusted operating cash flows	$88,819(1)	$346,065	$434,884

Net earnings	$21,958	$146,758	$168,716

Adjusted operating cash flows as a percentage of net earnings	404%	236%	258%

(1)	Stand-alone Medicare Part D adjusted operating cash flows include a net outflow of $12.2 million in claims paid subject to reinsurance for July through September of 2007, net of reinsurance payments.

COVENTRY HEALTH CARE, INC.

RECONCILIATION OF OPERATING CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007

(Amounts in thousands, unaudited)

	Stand-Alone Medicare Part D	All Other Operations	Consolidated As Reported
GAAP net cash flows from operating activities	$149,386	$703,878	$853,264

Net earnings	$34,765(1)	$406,994	$441,759

GAAP operating cash flows as a percentage of net earnings	430%	173%	193%

(1)	Stand-alone Medicare Part D adjusted operating cash flows include $29.8 million in reinsurance payments received for January through September of 2007, net of claims paid subject to reinsurance.

Cash Flow Event Related To 2006 Medicare Part D Contract Year

During the fourth quarter of 2007, CMS will begin collecting the 2006 contract year settlement amounts of approximately $395 million including Part D CMS risk share, LICS, and reinsurance recoveries. The Company has adequately accrued for this settlement.

COVENTRY HEALTH CARE, INC.

SELECTED OPERATING STATISTICS

(Unaudited)

	Q3 2007	Q2 2007	Q1 2007	Total 2006	Q4 2006	Q3 2006	Total 2005
Membership by Product (000s)
Commercial Group Risk(2)	1,572	1,389	1,387		1,457	1,462	1,515
Health Plan ASO	737	650	648		621	615	592
Other ASO(3)	792	692	741		866	872	1,131
Total Commercial Division	3,101	2,731	2,776		2,944	2,949	3,238

Medicare Advantage(4)	286	213	185		80	79	75
Medicare Part D	717	700	698		687	687	n/a
Total Medicare	1,003	913	883		767	766	75

Medicaid Risk	478	396	400		373	373	393
Individual	84	41	31		23	19	n/m
Total Indiv./Gov’t Division	1,565	1,350	1,314		1,163	1,158	468

Total Membership	4,666	4,081	4,090		4,107	4,107	3,706

Revenues by Product (000s)
Commercial Group Risk	$1,202,281	$1,134,278	$1,133,525	$4,580,165	$1,146,442	$1,144,349	$4,297,489
Commercial ASO	119,798	113,702	116,447	492,293	122,755	117,761	513,064
Total Commercial Division	1,322,079	1,247,980	1,249,972	5,072,458	1,269,197	1,262,110	4,810,553

Medicare Risk	738,817	657,652	668,455	1,484,548	376,882	350,886	676,349
Medicaid Risk	234,313	207,937	208,138	762,093	190,312	192,500	754,324
Medicaid ASO	45,267	46,716	49,605	184,503	46,819	45,983	183,197
Individual Risk	26,809	16,527	12,852	30,495	10,254	8,217	n/m
Total Indiv./Gov’t Division	1,045,206	928,832	939,050	2,461,639	624,267	597,586	1,613,870

Specialty Division	156,805	157,098	48,778	206,220	49,175	51,084	193,714

Total Premiums	2,202,220	2,016,394	2,022,970	6,857,301	1,723,890	1,695,952	5,728,162
Total Management Services	321,870	317,516	214,830	883,016	218,749	214,828	889,975
Other/Eliminations	(1,442)	(1,418)	(1,303)	(6,561)	(1,645)	(1,644)	(6,891)
Total Revenue	$2,522,648	$2,332,492	$2,236,497	$7,733,756	$1,940,994	$1,909,136	$6,611,246

Consolidated Coventry

Operating Income % of Revenues	9.7%	9.6%	8.1%	10.9%	11.7%	11.7%	12.0%

SGA % of Revenues	18.7%	19.0%	16.5%	17.3%	18.3%	16.9%	17.9%

Total Medical Liabilities (000s)(5)	$1,016,406	$ 910,528	$ 835,790		$ 719,426	$ 733,550	$ 700,066
Days in Claims Payable (DCP)(5)	59.55	57.34	53.97		54.97	56.00	55.58

Total Debt (millions)	$ 1,661.9	$ 978.6	$ 988.5		$ 760.5	$ 760.5	$ 770.5
Total Capital (millions)	$ 4,808.3	$ 3,908.9	$ 3,886.6		$ 3,713.5	$ 3,536.0	$ 3,325.2
Debt to Capital	34.6%	25.0%	25.4%		20.5%	21.5%	23.2%

COVENTRY HEALTH CARE, INC.

REVENUE AND MEDICAL COST STATISTICS

(Unaudited)

	Q3 2007	Q2 2007	Q1 2007	Total 2006	Q4 2006	Q3 2006	Total 2005
Revenue PMPM
Health Plan Commercial Group Risk(1)	$ 274.16	$ 271.39	$ 271.03	$ 260.69	$ 264.36	$ 262.34	$ 246.46
Medicare Advantage(4),(6)	$ 833.58	$ 836.17	$ 834.02	$ 857.28	$ 883.11	$ 855.05	$ 765.58
Medicare Part D(7)	$ 101.52	$ 101.49	$ 97.25	$ 103.77	$ 107.75	$ 101.87	n/a
Medicaid Risk	$ 188.36	$ 174.48	$ 177.09	$ 167.30	$ 169.80	$ 170.90	$ 157.52

MLR %
Consolidated Total	79.0%	79.6%	81.9%	79.3%	77.1%	78.6%	79.4%

Health Plan Commercial Group Risk(1)	78.8%	77.5%	78.4%	77.8%	77.4%	77.6%	78.5%
Medicare Advantage(4)	80.7%	79.3%	82.3%	79.4%	75.4%	81.2%	80.3%
Medicare Part D	66.7%	80.3%	94.7%	84.5%	67.0%	76.7%	n/a
Medicaid Risk	85.1%	91.7%	86.5%	85.6%	87.4%	85.1%	84.6%

Explanatory Notes

(1) “Health Plan Commercial Group” data excludes Individual business (under 65 years of age).

(2) “Commercial Group Risk” membership includes health plan commercial group business and a small group PPO insurance block which was previously reported within First Health.

(3) “Other ASO” membership includes active National Accounts and Federal Employees Health Benefits Plan (FEHBP) administrative services business.

(4) “Medicare Advantage” data includes Medicare Advantage HMO, Medicare Advantage PPO, and

Medicare Advantage PFFS results.

(5) “Total Medical Liabilities” and “Days in Claims Payable” are calculated consistently with prior disclosures to include Medicare Advantage PFFS but exclude the impact of the Vista acquisition due to the timing of closing late in the third quarter.

(6) Revenue PMPM excludes the impact of revenue ceded to external parties.

(7) Revenue PMPM excludes the impact of CMS risk-share premium adjustments and revenue ceded to external parties.